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                                    EXHIBIT A

                  AGREEMENT REGARDING JOINT FILING OF STATEMENT
                             ON SCHEDULE 13D OR 13G


The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of securities of American Ecology Corporation, and any other issuer, until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G. For that purpose, the undersigned hereby constitute and appoint Phillips Investments, Inc., a Texas corporation, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present, until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on
Schedule 13D or 13G.

Date:  January 31, 2002                   ECOL PARTNERS II, LTD.

                                          By:      Phillips Investments, Inc.,
                                                   its General Partner


                                               By:  /s/ Harry J. Phillips, Jr.
                                                  ----------------------------
                                                     Harry J. Phillips, Jr.
                                                     President


                                          PHILLIPS INVESTMENTS, INC.


                                          By: /s/ Harry J. Phillips, Jr.
                                              --------------------------
                                                   Harry J. Phillips, Jr.
                                                   President



                                          /s/ Harry J. Phillips, Jr.
                                          --------------------------
                                                 Harry J. Phillips, Jr.

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